Exhibit 10.13

SCHEDULE

to the

1992

ISDA Master Agreement

dated as of May 25, 2006

between BARCLAYS BANK PLC

(“PARTY A”)

and

GOAL CAPITAL FUNDING TRUST 2006-1

(“PARTY B”)

Part 1

Termination Provisions

(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v) (Default under Specified Transaction), Not Applicable.

Section 5(a)(vi) (Cross Default), Not Applicable.

Section 5(a)(vii) (Bankruptcy), Not Applicable.

Section 5(b)(iv) (Credit Event Upon Merger), Not Applicable.

and in relation to Party B for the purpose of:

Section 5(a)(v) (Default under Specified Transaction), Not Applicable.

Section 5(a)(vi) (Cross Default), Not Applicable.

Section 5(a)(vii) (Bankruptcy), Not Applicable.

Section 5(b)(iv) (Credit Event Upon Merger), Not Applicable.

(b)	EVENTS OF DEFAULT. Notwithstanding anything in this Agreement to the contrary, the following Events of Default shall apply to the specified party:

	Party A	Party B

(i) Section 5(a)(i), Failure to Pay or Deliver	Applicable	Applicable

(ii) Section 5(a)(ii), Breach of Agreement	Applicable	Not Applicable

(iii) Section 5(a)(iii), Credit Support Default	Applicable	Not Applicable

(iv) Section 5(a)(iv), Misrepresentation	Applicable	Not Applicable

(v) Section 5(a)(v), Default Under Specified Transaction	Not Applicable	Not Applicable

(vi) Section 5(a)(vi), Cross Default	Applicable	Not Applicable

(vii) Section 5(a)(vii), Bankruptcy	Applicable	Applicable

(viii) Section 5(a)(viii), Merger Without Assumption	Applicable	Not Applicable

provided, however, that with respect to Section 5(a)(i), a comma shall be inserted after the word “party” in the third line of such Section, and following such comma, the words “provided, that with respect to Party B, Party B has available, after all prior obligations of Party B, sufficient funds to make the payment” at the end of such Section; and provided further that with respect to Section 5(a)(vii), (i) clauses (2) and (9) shall not be applicable to Party B; (ii) clause (4) shall not apply to the institution of any proceedings described therein with respect to Party B, if such proceedings were instituted by Party A or its Affiliates (but this provision shall not affect Party A’s rights under the proviso in Part 5(f) of this Schedule); (iii) in clause (6), the words “seeks or” shall not be applicable to Party B; and (iv) for purposes of clauses (6) and (7), the appointment of the Trustee or other secured party by Party B or the Noteholders for the purpose of holding all or a substantial portion of the assets of Party B for the benefit of the Noteholders or Party A does not qualify as the appointment of a trustee, custodian or similar official under clause (6) or as a secured party taking possession of the assets of Party B under clause (7).

For purposes of Section 5(a)(vi), the “Cross Default” provisions shall be amended by adding at the end thereof the following words:

“provided, however, that, notwithstanding the foregoing, an Event of Default shall not occur under either (1) or (2) above if (A)(I) the default, or other similar event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay, or (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the party through which it was acting for purposes of the relevant Specified Indebtedness, by reason of force majeure, act of State, illegality or impossibility.”

For purposes of Section 5(a)(vi), the definition of “Specified Indebtedness” shall be amended in its entirety to read as follows:

“Specified Indebtedness” means any obligation (whether present or future, contingent or otherwise) in respect of borrowed money (other than indebtedness in respect of bank deposits received in the ordinary course of business). With regard to Party A, “Threshold Amount” means, at any time, 3% of its shareholders’ equity (i.e., the sum of its capital and disclosed reserves).

(c)	TERMINATION EVENTS. Notwithstanding anything in this Agreement to the contrary, the following Termination Events shall apply to the specified party:

	Party A	Party B

(i) Section 5(b)(i), Illegality	Applicable	Applicable

(ii) Section 5(b)(ii), Tax Event	Applicable	Applicable

(iii) Section 5(b)(iii), Tax Event Upon Merger	Applicable	Not Applicable

(iv) Section 5(b)(iv), Credit Event Upon Merger Not Applicable	Not Applicable	Not Applicable

(d)	The “AUTOMATIC EARLY TERMINATION” provisions of Section 6(a) will not apply to Party A or to Party B.

(e)	PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e): “MARKET QUOTATION” and “SECOND METHOD” will apply for the purpose of Section 6(e) of this Agreement.

(f)	“TERMINATION CURRENCY” means U.S. Dollars.

(g)	[RESERVED].

(h)	The “ADDITIONAL TERMINATION EVENT” provisions of Section 5(b)(v) will apply. Each of the following shall constitute an Additional Termination Event:

(i) a Downgrade Event occurs and is continuing in respect of Party A, in which case Party A will be the sole Affected Party and all Transactions will be Affected Transactions. “DOWNGRADE EVENT” means that an S&P Downgrade, an S&P Replacement Event, a Moody’s Downgrade, a Moody’s Replacement Event, a Fitch Downgrade or a Fitch Replacement Event (each, a “Relevant Downgrade”) occurs, and Party A fails to take one of the actions required under Part 1(i) in respect of such Relevant Downgrade within the time period specified for such action in Part 1(i);

(ii) failure by Party A to comply with or perform any agreement or undertaking to be complied with or performed by Party A in accordance with the Disclosure Agreement if such failure is not remedied on or before the tenth day after notice of such failure is given to Party A, in which case Party A will be the sole Affected Party and all Transactions will be Affected Transactions; and

(iii) without the prior written consent of Party A, Party B waives any provision of, or amends or otherwise modifies the Indenture or any other Basic Document in any manner that would adversely and materially affect Party A under this Agreement, in which case Party B will be the sole Affected Party and all Transactions will be Affected Transactions.

(i)	CERTAIN DOWNGRADES.

(i) In the event that any Notes rated by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) remain outstanding, if the short-term rating assigned by S&P to the unsecured, unsubordinated debt of Party A or of its Credit Support Provider falls below “A-1+”, or in the absence of a short-term rating, the long-term debt rating assigned by S&P to the unsecured, unsubordinated debt of Party A falls below “AA-” (such downgrade, an “S&P Downgrade”), then, within thirty (30) calendar days of the date of such S&P Downgrade, Party A shall:

(1) either (i) transfer all of its rights and obligations under this Agreement to another entity with the Required Ratings or whose credit support provider has the Required Ratings, or (ii) cause an entity with the Required Ratings to guarantee Party A’s obligations under this Agreement, such guarantee to be subject to a Rating Confirmation from S&P; or

(2) post collateral in an amount equal to the Credit Support Amount (as defined in the Credit Support Annex) in accordance with the Credit Support Annex, which shall be subject to a Rating Confirmation by S&P. If the short-term rating assigned by S&P to the unsecured, unsubordinated debt of Party A falls below “A-1+”, then Party A shall, in addition to posting collateral, provide (within thirty (30) calendar days after such downgrade) a legal opinion addressed to S&P and Party B regarding the ability of Party B to have timely access to the collateral following the bankruptcy or insolvency of Party A. Such legal opinion shall be subject to Rating Confirmation. Without limiting the foregoing, if an S&P Downgrade occurs and such S&P Downgrade is to a level that is more than one S&P rating gradation (within a rating category) below the relevant S&P Required Rating, Party A shall be required (without duplication) to post collateral in an amount equal to Party B’s Exposure (as defined in the Credit Support Annex)(but not the Rating Agency Amount (as defined in the Credit Support Annex)) in accordance with the Credit Support Annex within one (1) Business Day after such S&P Downgrade; provided that any failure by Party A to provide collateral in accordance with the terms of this sentence shall not constitute an Additional Termination Event under Part 1(h) unless such failure is not corrected within two (2) Business Days after notice from Party B.

(ii) In the event that any Notes rated by S&P remain outstanding, if the long-term debt rating assigned by S&P to the unsecured, unsubordinated debt of Party A or of its Credit Support Provider falls below “BBB-” (such downgrade, an “S&P Replacement Event”), then, within ten (10) Business Days of the date of such S&P Replacement Event, Party A shall transfer all of its rights, and obligations under this Agreement to another entity with the Required Ratings or whose credit support provider has the Required Ratings.

(iii) In the event that any Notes rated by Moody’s Investors Service, Inc. (“Moody’s”) remain outstanding, (x) if Party A has no short-term rating by Moody’s, the long-term debt rating assigned by Moody’s to the unsecured, unsubordinated debt of Party A falls below “A1”, or (y) if Party A has both short-term and long-term ratings by Moody’s, the short-term debt rating assigned by Moody’s to the unsecured, unsubordinated debt of Party A falls below “P-1” or the long-term debt rating assigned by Moody’s to the unsecured, unsubordinated debt of Party A falls below “A2” (either downgrade under the foregoing clause (x) and (y), a “Moody’s Downgrade”), then Party A shall:

(1) within thirty (30) Business Days of the date of the Moody’s Downgrade, post collateral in an amount equal to the Credit Support Amount (as defined in the Credit Support Annex) in accordance with the Credit Support Annex; or

(2) within thirty (30) Business Days of the date of the Moody’s Downgrade, transfer all of its rights and obligations under this Agreement to another entity with the Required Ratings or whose credit support provider has the Required Ratings; or

(3) within thirty (30) Business Days of the date of the Moody’s Downgrade, cause an entity with the Required Ratings to guarantee Party A’s obligations under this Agreement in a form and substance reasonably satisfactory to Moody’s. Without limiting the foregoing, if a Moody’s Downgrade occurs and such Moody’s Downgrade is to a level that is more than one Moody’s rating gradation (within a rating category) below the relevant Moody’s Required Rating, Party A shall be required (without duplication) to post collateral in an amount equal to Party B’s Exposure (as defined in the Credit Support Annex)(but not the Rating Agency Amount (as defined in the Credit Support Annex)) in accordance with the Credit Support Annex within one (1) Business Day after such Moody’s Downgrade; provided that any failure by Party A to provide collateral in accordance with the terms of this sentence shall not constitute an Additional Termination Event under Part 1(h) unless such failure is not corrected within two (2) Business Days after notice from Party B.

(iv) In the event that any Notes rated by Moody’s remain outstanding, if the short-term rating assigned by Moody’s to the unsecured, unsubordinated debt of Party A falls below “P2” or the long-term debt rating assigned by Moody’s to the unsecured, unsubordinated debt of Party A falls below “A3” (such downgrade, a “Moody’s

Replacement Event”), then, within 10 Business Days of the date of such Moody’s Replacement Event, Party A shall transfer all of its rights, and obligations under this Agreement to another entity with the Required Ratings or whose credit support provider has the Required Ratings.

(v) In the event that any Notes rated by Fitch, Inc. d/b/a Fitch Ratings (“Fitch”) remain outstanding, if the short-term rating assigned by Fitch to the unsecured, unsubordinated debt of Party A falls below “F1” and the long-term debt rating assigned by Fitch to the unsecured, unsubordinated debt of Party A falls below “A+” (such downgrade, a “Fitch Downgrade”), then, within thirty (30) calendar days of the date of such Fitch Downgrade, Party A shall:

(1) either (i) transfer all of its rights and obligations under this Agreement to another entity with the Required Ratings or whose credit support provider has the Required Ratings, or (ii) cause an entity with the Required Ratings to guarantee Party A’s obligations under this Agreement in a form and substance reasonably satisfactory to Fitch; or

(2) post collateral in an amount equal to the Credit Support Amount (as defined in the Credit Support Annex) in accordance with the Credit Support Annex. If the short-term rating assigned by Fitch to the unsecured, unsubordinated debt of Party A falls below “F1”, Party A shall, in addition to posting collateral, provide (within thirty (30) calendar days after such downgrade) a legal opinion addressed to Fitch and Party B regarding the ability of Party B to have timely access to the collateral following the bankruptcy or insolvency of Party A. Such legal opinion shall be subject to Rating Confirmation.

Without limiting the foregoing, if a Fitch Downgrade occurs and such Fitch Downgrade is to a level that is more than one Fitch rating gradation (within a rating category) below the relevant Fitch Required Rating, Party A shall be required (without duplication) to post collateral in an amount equal to Party B’s Exposure (as defined in the Credit Support Annex)(but not the Rating Agency Amount (as defined in the Credit Support Annex)) in accordance with the Credit Support Annex within one (1) Business Day after such Fitch Downgrade; provided that any failure by Party A to provide collateral in accordance with the terms of this sentence shall not constitute an Additional Termination Event under Part 1(h) unless such failure is not corrected within two (2) Business Days after notice from Party B.

(vi) In the event that any Notes rated by Fitch remain outstanding, if the long-term debt rating assigned by Fitch to the unsecured, unsubordinated debt of Party A falls below “BBB-” (such downgrade, a “Fitch Replacement Event”), then, within 10 business days of the date of such Fitch Replacement Event, Party A shall transfer all of its rights, and obligations under this Agreement to another entity with the Required Ratings or whose credit support provider has the Required Ratings.

For the avoidance of doubt, for purposes of this Part 1(i), Party A shall be responsible for: (i) locating a party with the Required Ratings to transfer (at its own cost) all its interest in and obligations under this Agreement or to guarantee its obligations under this Agreement or to post collateral in accordance with the Credit Support Annex; and (ii) any cost incurred by it in complying with its obligations.

For purposes of the foregoing, “REQUIRED RATINGS” shall mean: (i) with respect to S&P, a short-term unsecured, unsubordinated debt rating of “A-1+” from S&P or a long term unsecured, unsubordinated debt rating of “AA-” from S&P (each, an “S&P Required Rating”); (ii) with respect to Fitch, a short-term unsecured, unsubordinated debt rating of “F1” from Fitch or a long term unsecured, unsubordinated debt rating of “A+” from Fitch (each, a “Fitch Required Rating”); and (iii) with respect to Moody’s, either (x) an unsecured, unsubordinated short debt rating of “P-1” from Moody’s and unsecured, unsubordinated long-term debt rating of “A2” from Moody’s or (y) if such Person only has a long-term rating by Moody’s, then, a long term unsecured, unsubordinated debt rating of “A1” from Moody’s (each, a “Moody’s Required Rating”).

(j)	CERTAIN NOTICES. Party B will provide at least ten (10) Local Business Days’ prior written notice to Party A of any proposed waiver, amendment or modification to the Indenture and the other Basic Documents, and if Party A does not object within nine (9) Local Business Days after its receipt of such notice, Party B shall be deemed to have agreed that such waiver, amendment or other modification is not a material adverse change. Party B will not waive, amend or modify any provision of the Indenture or any other Basic Document without the consent of Party A if such waiver, amendment or modification would adversely and materially affect Party A under this Agreement.

Part 2

Tax Representations

(a)	PAYER TAX REPRESENTATIONS. For purposes of Section 3(e), Party A and Party B each made the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f), (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii), and (iii) the satisfaction of the agreement of the other party contained in Section 4(d); provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A makes the following representations:

(i) with respect to payments made to Party A which are not effectively connected to the United States:

It is a non-U.S. branch of a foreign person for United States federal income tax purposes.

(ii) with respect to payments made to Party A which are effectively connected to the United States:

Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.

For the purpose of Section 3(f), Party B makes the following representations:

It is a statutory business trust formed under the laws of the State of Delaware, and, for United States federal income tax purposes, it is either treated as a partnership or, if it has a single owner for United States federal income tax purposes, is disregarded as an entity separate from such sole owner.

Part 3

AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Section 4(a), each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents, or certificates to be delivered for purposes of Section 4(a)(i) are:

Party Required To Deliver Document	Forms/Documents/ Certificates	Date By Which To Be Delivered

Party A	United States Internal Revenue Service Form W-8ECI (with all parts fully completed), and W-8BEN, or any successor form.	(i) Before the first payment is made under this Agreement, and every three years thereafter, (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any such form previously provided by Party A has become obsolete, incorrect, or ineffective.

Party B	United States Internal Revenue Form W-9 or any successor form (but if Party B is disregarded as an entity separate from its sole owner for United States federal income tax purpose, United States Internal Revenue Service W-9, W-8BEN, W-8ECI, or W-8IMY, as applicable, in respect of such sole owner, or any applicable successor form)	(i) Before the first payment is made under this Agreement, and, if such form is not IRS Form W-9, every three years thereafter, (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any such form previously provided by Party B has become obsolete, incorrect, or ineffective.

Party A and Party B	Each party shall, as soon as practicable after demand, deliver to the other party any form or document reasonably requested by the other party which is required to enable such other party to make payments hereunder without withholding for or on account of Taxes or with such withholding at a reduced rate.	As soon as it can reasonably be delivered, following request.

(b)	Other documents to be delivered are:

Party Required To Deliver Document	Form/Document/ Certificate	Date By Which To Be Delivered	Covered By Section 3 (D) Representation

Party A	Certificates or other documents evidencing the authority of Party A, to execute, deliver and perform its obligations under this Agreement, any Confirmation and any Credit Support Document, as applicable including a certificate of an authorized officer of Party A as to the incumbency and authority of the respective officers of such party to execute and deliver this Agreement, any Confirmation and any Credit Support Document, as applicable.	Upon execution of this Agreement	Yes

Party B	Each of (i) a copy of the Indenture and the other material operative documents relating thereto and referred to therein, executed and delivered by the parties thereto and the offering circular howsoever denominated and (ii) certificates or other documents evidencing the authority of Party B in relation to this Agreement and the related Confirmation and the persons acting on behalf of Party B in relation thereto.	Upon execution of this Agreement	Yes

Party Required To Deliver Document	Form/Document/ Certificate	Date By Which To Be Delivered	Covered By Section 3 (D) Representation

Party A	An opinion of counsel to such party reasonably satisfactory in form and substance to Party B addressed to Party B.	Upon execution of this Agreement	No

Party B	An opinion of counsel to such party reasonably satisfactory in form and substance to Party A addressed to Party A.	Upon execution of this Agreement	No

Party A and Party B	Disclosure Agreement among Party A, Party B and certain other parties (the “DISCLOSURE AGREEMENT”) substantially in the form attached hereto as Exhibit A.	Upon execution of this Agreement	Yes

Party A and Party B	Credit Support Annex between Party A and Party B	Upon execution of this Agreement	Yes

Part 4

Miscellaneous Provisions

(a)	All notices to Party A shall be sent to the following address:

BGS OPERATIONS

5 THE NORTH COLONNADE

CANARY WHARF

LONDON E14 4PU

Tel:      +44 (20) 77736603

Fax:     +44 (20) 77736810

BGSOperations@barcap.com

Provided however; in the case of notices or communications relating to Section 5 or 6 such notices should be sent to:

Barclays Capital
200 Park Avenue
New York, New York 10166
Attention: General Counsel
Facsimile No.:	(212) 412-7519
Telephone No.:	(212) 412-4000

All other notices to Party A shall be sent directly to the office through which Party A is acting for the relevant Transaction, using the address and contact particulars specified in the Confirmation of that Transaction or otherwise notified.

Address for notices or communications to Party B:

Goal Capital Funding Trust 2006-1
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890
Telephone:	(302) 636-6188
Facsimile:	(302) 636-4140

with a copy to:

Goal Capital Funding Trust 2006-1
c/o Goal Financial, LLC
Attn: Mr. Seamus Garland
9477 Waples Street, Suite 100
San Diego, California 92121
Telephone:	(800) 869-1538
Facsimile:	(858) 452-6648

(b)	PROCESS AGENT. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable

Party B appoints as its Process Agent: Not Applicable

(c)	OFFICES; MULTIBRANCH PARTIES.

(1)	The provisions of Section 10(a) will be applicable to this Agreement.

(2)	For the purpose of Section 10(c) of this Agreement:

Party A is a Multibranch Party and may act through either its New York office or its London office.

Party B is not a Multibranch Party.

(d)	CALCULATION AGENT. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction or unless an Event of Default applicable to Party A has occurred and is continuing, in which case Party B shall have the right to designate a third party to act as the Calculation Agent by giving notice to Party A. All determinations and calculations by the Calculation Agent shall be

(i)	made in good faith and in a commercially reasonable manner and

(ii)	determined, where applicable, on the basis of then prevailing market rates or prices.

(e)	GOVERNING LAW. THIS AGREEMENT AND EACH CONFIRMATION, AND ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION, WILL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(f)	WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RIGHT TO HAVE A JURY TRIAL IN RESPECT TO ANY PROCEEDINGS RELATED TO THIS AGREEMENT.

(g)	JURISDICTION. Section 13(b) is hereby amended by:

(i) deleting in the second line of Subparagraph (i) thereof the word “non-”; and

(ii) deleting the final paragraph thereof; provided, however that this provision shall not have any effect on any action to enforce a judgment, which action may be brought in any suitable jurisdiction.

(h)	“AFFILIATE” will have the meaning specified in Section 14., except that it shall not apply to Party B.

(i)	“NETTING OF PAYMENT.” Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions under this Agreement.

(j)	CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:

(1)	Party A: Credit Support Annex; and

(2)	Party B: Not applicable.

(k)	CREDIT SUPPORT PROVIDER. Credit Support Provider means:

(1)	in relation to Party A:- Not Applicable; and

(2)	in relation to Party B: Not applicable.

Part 5

Other Provisions

(a)	DEFINITIONS. The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivative Association, Inc., in effect on the date of this Agreement, without regard to any revision or subsequent edition thereof (the “ISDA Definitions”), shall be incorporated into this Agreement. In the event of any inconsistency between the ISDA Definitions and the Agreement or any Confirmation, the Agreement or, as the case may be, the Confirmation shall prevail. “INDENTURE” means that certain Indenture of Trust dated as of May 25, 2006 (including, but not limited to, any and all appendices and exhibits thereto)(collectively, the “Indenture”), by and among the Trust, The Bank of New York, as the eligible lender trustee, and The Bank of New York, as the indenture trustee, as the same may be amended, modified, supplemented, restated or replaced from time to time. Capitalized terms used in this Schedule but not defined in the Definitions, Section 14 of the Agreement or elsewhere herein shall have the meanings assigned to them in the Indenture.

(b)	SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 1, 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

(c)	ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended by adding the following additional Subsections:

(i) NO AGENCY. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(ii) ELIGIBLE CONTRACT PARTICIPANT. It is an “eligible contract participant” as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended.

(iii) LINE OF BUSINESS. It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

(iv) NO RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(v) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(vi) STATUS OF PARTIES. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(vii) ERISA REPRESENTATION. It continuously represents that it is not (i) an employee benefit plan (hereinafter an “ERISA Plan”), as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, (ii) a person acting on behalf of an ERISA Plan or (iii) a person the assets of whom constitute assets of an ERISA Plan. It will provide notice to the other party in the event that it is aware that it is in breach of any aspect of this representation or is aware that with the passing of time, giving of notice or expiry of any applicable grace period it will breach this representation.

(d)	NON-RECOURSE. Notwithstanding any other provision of this Agreement or any Confirmation or Transaction, the obligations of Party B under this Agreement are non-recourse obligations of Party B, payable solely from the Trust Estate as applied in accordance with the priority of payments set forth in Article V of the Indenture. Following realization, and distribution of all proceeds of the Trust Estate as applied in accordance with the priority of payments in Article V of the Indenture, any and all claims of Party A arising from this Agreement, and distribution of all proceeds, or any transactions contemplated hereby or thereby shall be extinguished against Party B and shall not thereafter be revived. No recourse shall be had for the payment of any amount owing under this Agreement against any officer, member, director, employee, securityholder or incorporator of Party B or their respective successors or assigns for any amounts payable under this Agreement. This provision shall survive termination of this Agreement for any reason whatsoever.

(e)	DELAWARE TRUSTEE. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of Party B, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of Party B is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only Party B, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement or any other related documents.

(f)	NON-PETITION. Party A agrees that it will not, prior to at least one year and one day (or if longer, the applicable preference period then in effect) following the payment in full of all the Notes issued pursuant to the Indenture and the expiration of all applicable preference periods under the laws of any jurisdiction, if longer, relating to any such payment, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B; provided, that this provision shall not restrict or prohibit Party A from joining any other person, including, without limitation the Trustee or the Administrator, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings already commenced or other analogous proceedings already commenced under applicable laws.

(g)	WAIVER OF SET-OFF. Notwithstanding any provision of this Agreement or any other existing or future agreement between Party A and Party B, each of Party A and Party B irrevocably waives as to itself any and all rights to counterclaim, set-off, recoupment, whether arising by contract, operation of law or otherwise, provided that nothing herein shall be construed as limiting the provisions contained in Section 2(c) of this Agreement with respect to the netting of the parties respective obligations under this Agreement. Specifically, the provision for set-off in the last sentence of the preamble to Section 6(e) of this Agreement shall not apply for purposes of any Transaction hereunder.

(h)	AGREEMENT AMENDMENTS. Party B will deliver notice in writing to S&P, Moody’s and Fitch of any modification, amendment or waiver under Section 9(b). Party B will obtain, or cause to be obtained, prior written confirmation from each Rating Agency to the effect that any proposed amendment shall not result in a withdrawal, suspension or downgrade of its rating assigned to any Class of Notes. Party B will provide to Party A a copy of such Rating Confirmation promptly after receipt thereof from each Rating Agency.

(i)	TRANSFER. Section 7 is hereby deleted in its entirety and replaced by the following:

“Except as stated under Section 6(b)(ii) of this Agreement and as expressly provided herein, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part, any of its rights, obligations or interests under this Agreement without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed) and the prior issuance of a Rating Confirmation; provided that Party A may transfer this Agreement to any person, including, without limitation, another of Party A’s offices, branches or affiliates (each, a “Transferee”) on five Business Days’ prior written notice to Party B and the prior issuance of a Rating Confirmation; provided that, (i) as of the date of such transfer, neither the Transferee nor Party B will be required to withhold or deduct any increased amount on account of any Taxes under this Agreement as a result of such transfer, unless, as of the date of such transfer, (x) Party B is entitled to additional amounts under Section 2(d)(i)(4) on account of any such Taxes required to be deducted or withheld by the Transferee and (y) Party B is not required to pay Transferee additional amounts under Section 2(d)(i)(4) on account of any such Taxes required to be deducted or withheld by Party B, and (ii) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer. Upon any transfer pursuant to this Section 7 of this Agreement, the transferring party agrees to provide the non-transferring party with the name and address of the transferee so that the non-transferring party may fulfill its requirements to record the transfer on it books and records, and, notwithstanding anything to the contrary herein, any failure by the transferring party to do so will render the purported transfer void.”

(j)	RECORDED CONVERSATIONS. Each party to this Agreement acknowledges and agrees that the other may electronically record all telephonic conversations between them in connection with this Agreement or any Transaction or any other transaction between the parties and any such recordings may be submitted in evidence in Proceedings provided that such recording would be admissible in accordance with the applicable law of such Proceedings.

(k)	ACKNOWLEDGMENT OF SECURITY INTEREST. Party A hereby acknowledges and consents to Party B’s grant and pledge of all right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, this Agreement (including, without limitation, its right to payments due it hereunder or with respect hereto) pursuant to the terms of the Indenture, to the Trustee, for the benefit of the persons identified therein.

[THE NEXT PAGE IS THE SIGNATURE PAGE.]

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BARCLAYS BANK PLC

By:	/s/ Justin Wray
Name:	Justin Wray
Title:	Director

Date: May 25, 2006

GOAL CAPITAL FUNDING TRUST 2006-1

By:	Wilmington Trust Company,
not in its individual capacity but solely in its capacity as Delaware Trustee of the Goal Capital Funding Trust 2006-1

By:	/s/ Joann A. Rozell
Name	Joann A. Rozell
Title	Assistant Vice President
Date:	May 25, 2006

EXHIBIT A

FORM OF DISCLOSURE AGREEMENT

THIS DISCLOSURE AGREEMENT dated May 18, 2006 (this “Disclosure Agreement”) is among Goal Capital Funding, LLC (the “Depositor”), Goal Capital Funding Trust 2006-1 (the “Issuing Entity”), Goal Financial, LLC (the “Sponsor”), Deutsche Bank Securities Inc., Barclays Bank PLC and Banc of America Securities LLC (each an “Underwriter” and collectively with the other underwriters listed on Schedule A to the Underwriting Agreement referred to below, the “Underwriters”), and Barclays Bank PLC (the “Swap Counterparty”).

W I T N E S S E T H:

WHEREAS, on the Closing Date, the Issuing Entity is issuing its Student Loan Asset-Backed Notes (the “Notes”) pursuant to an Indenture of Trust dated as of May 25, 2006 (the “Indenture”) between the Issuing Entity and The Bank of New York, as Trustee and Eligible Lender Trustee; and

WHEREAS, the Underwriters are acquiring the Notes from the Issuing Entity pursuant to the Underwriting Agreement, dated May 18, 2006 (the “Underwriting Agreement”), among the Depositor and the Underwriters; and

WHEREAS, pursuant to the Preliminary Prospectus Supplement dated May 17, 2006 (the “Preliminary Prospectus Supplement”) and the Prospectus dated May 17, 2006, and the Prospectus Supplement dated May 18, 2006 (the “Prospectus Supplement” and together with each of the foregoing, the “Offering Materials”) the Underwriters are offering for sale the Notes; and

WHEREAS, the Issuing Entity and the Swap Counterparty are entering into a 1992 ISDA Master Agreement (Multicurrency - Cross Border), dated as of May 25, 2006, and a related confirmation, schedule and credit support annex (collectively, the “Currency Swap Agreement”); and

WHEREAS, the Offering Materials are required to contain certain disclosure concerning the Swap Counterparty in accordance with the Securities and Exchange Commission’s Regulation AB (“Reg AB”);

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used and not defined in this Disclosure Agreement shall have the meanings ascribed to such terms in the Indenture.

2. Swap Counterparty Information. The parties hereto acknowledge and agree that the statements set forth under the headings “Currency Swap Agreement - Currency Swap Agreement Counterparty” and “Currency Swap Agreement – Swap Counterparty Information” in

Ex. A – p. 1

the Free Writing Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement (including any information described or incorporated therein by reference to the reports filed by the Swap Counterparty with the Securities and Exchange Commission (the “SEC”)) constitute the only information furnished to the Depositor, the Issuing Entity, the Sponsor or the Underwriters by or on behalf of the Swap Counterparty for inclusion in the Offering Materials as of their respective dates (the “Swap Counterparty Information”) and the Swap Counterparty hereby represents and warrants, as of the dates of the Free Writing Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement, that (i) the Swap Counterparty Information contained and contains all information concerning the Swap Counterparty required by Item 1115 of Regulation AB and is true and correct and did not and does not contain an untrue statement of a material fact or the omission to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were not misleading and (ii) the Swap Counterparty has filed all reports and other materials required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act during the preceding twelve months.

3. Exchange Act Reporting. The Swap Counterparty is a foreign private issuer currently subject to the periodic reporting requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to such requirements, it files an Annual Report on Form 20-F with the SEC. The Swap Counterparty publishes an Interim Report covering the first six months of its fiscal year which contains unaudited interim financial statements for such six-month period. Pursuant to the Exchange Act, it submits such Interim Reports to the SEC on Reports on Form 6-K. The Swap Counterparty transmits its Annual Reports on Form 20-F and Reports on Form 6-K to the SEC via the SEC’s EDGAR System, and such reports are available on the SEC’s EDGAR internet site. So long as the Depositor, the Issuing Entity, Goal or any of such parties’ Affiliates (collectively, “Goal”) are required to file reports in respect of the Notes with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act, the Swap Counterparty agrees to provide upon request such information relating to the Swap Counterparty as may be necessary to enable Goal to comply with such requirements, including without limitation information concerning the Swap Counterparty required by Items 1115 and 1121 of Regulation AB and Forms 10-D and 10-K. Without limiting the foregoing, the Issuing Entity is authorized to incorporate by reference into such reports and the Offering Materials (i) the audited financial statements contained in the Swap Counterparty’s most recent Annual Report on Form 20-F, (ii) the unaudited financial statements contained in each Interim Report on Form 6-K furnished to the SEC by the Swap Counterparty subsequent to the filing of its most recent Annual Report on Form 20-F and (iii) all other documents filed by the Swap Counterparty pursuant to Section 13(a) or 15(d) of the Exchange Act after the date hereof until the termination of the offering. To the extent necessary to comply with Regulation AB, the Swap Counterparty shall obtain any necessary auditor’s consents related to the financial statements so incorporated by reference and promptly to forward to the Sponsor any such auditor consents obtained. The information provided, or authorized to be incorporated by reference, by the Counterparty pursuant to this Section 3 is referred to as the “Additional Information.” In connection with each filing or submission to the SEC of Additional Information provided or incorporated by reference pursuant to this Section 3, the Swap Counterparty will be deemed to have represented and warranted that the Additional Information includes all information required to be included therein by Form 10-D or Form 10-K, as applicable, and Items 1115 and 1121 of Regulation AB and that all such Additional Information is true and correct and does not contain an untrue statement or the omission to state any fact required to be stated therein or necessary to make the statements therein not misleading.

Ex. A – p. 2

4. Suspension of Exchange Act Reporting. If as of January 1, 2007, the Notes are held of record by less than 300 persons, and if permitted by law, the Sponsor shall cause the Issuing Entity to file with the Securities and Exchange Commission, by no later than January 30, 2007, a Form 15 suspending the Issuing Entity’s requirement to file reports with the Securities and Exchange Commission pursuant to the Exchange Act. The Issuing Entity shall notify the Swap Counterparty upon the filing of any Form 15.

5. Indemnification. The Swap Counterparty hereby agrees to indemnify and hold harmless the Depositor, the Issuing Entity, the Sponsor and each Underwriter, the respective present and former directors, officers, employees and agents of each of the foregoing and each person, if any, who controls the Depositor, the Sponsor or any Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or relating to (a) any noncompliance of any Swap Counterparty Information or Additional Information with applicable law (including Regulation AB) or (b) any inaccuracy in or omission from such Swap Counterparty Information or Additional Information.

The Depositor and the Sponsor, agree to indemnify the Swap Counterparty, each of its officers and directors and each person who controls the Counterparty (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus Supplement and the Prospectus Supplement or the omission or alleged omission to state a material fact necessary in order to make the statements therein not misleading; provided, however, that the indemnity set forth in this Section 5 shall not apply insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Swap Counterparty Information or the Additional Information or the omission or alleged omission to state in the Swap Counterparty Information or Additional Information a material fact necessary in order to make the statements therein not misleading.

6. Procedures. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that such indemnifying party may have to any indemnified party under this Agreement except to the extent that such indemnifying party has been materially prejudiced by such failure. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that such indemnifying party may wish, to assume (at its own expense) the defense thereof, with counsel satisfactory to such indemnified party (which counsel may be counsel to the indemnifying party), and, after notice from the indemnifying party

Ex. A – p. 3

to such indemnified party hereunder, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnifying party shall have agreed in writing to the continuing participation of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the opinion of such counsel, be inappropriate due to the actual or potential differing interests between them. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party, which will not be unreasonably withheld or delayed or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

7. Survival of Terms. The agreements, indemnities and representations of the parties thereto contained herein or made pursuant to this Disclosure Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any parties hereto or any of the controlling persons referred to herein, and will survive the sale of the Notes.

8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9. Benefit of Agreement. This Disclosure Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns and the controlling persons referred to herein, and no other person shall have any right or obligation hereunder. Neither this Disclosure Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

10. Counterparts. This Disclosure Agreement may be executed in counterparts, each of which when so executed and delivered shall be considered an original, and all such counterparts shall constitute one and the same instrument.

11. Limitation of Liability of the Delaware Trustee. Notwithstanding anything contained herein to the contrary, this Disclosure Agreement has been executed by Wilmington Trust Company, not in its individual capacity but solely in its capacity as Delaware Trustee, and in no event shall Wilmington Trust Company, in its individual capacity or any beneficial owner of the Issuing Entity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder, as to all of which recourse shall be had solely to the assets of the Issuing Entity.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Ex. A – p. 4

Executed as of the day and year first above written.

BARCLAYS BANK PLC, as Swap Counterparty

By:
Name:
Title:

GOAL CAPITAL FUNDING, LLC, as Depositor

By:
Name:
Title:

GOAL FINANCIAL, LLC, as Sponsor

By:
Name:
Title:

GOAL CAPITAL FUNDING TRUST 2006-1, as Issuing Entity

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Delaware Trustee

By:
Name:
Title:

Ex. A – p. 5

DEUTSCHE BANK SECURITIES INC.	DEUTSCHE BANK AG, LONDON BRANCH

By	By
Name:	Name:
Title	Title

By	By
Name:	Name:
Title	Title

BANC OF AMERICA SECURITIES LLC	BANC OF AMERICA SECURITIES LIMITED

By	By
Name:	Name:
Title	Title

BARCLAYS CAPITAL INC.	BARCLAYS BANK PLC

By	By
Name:	Name:
Title	Title

FORTIS BANK NV-SA

By
Name:
Title:

Ex. A – p. 6